EXHIBIT 15.2

November 14, 2005

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Commissioners:

We are aware that our report dated November 14, 2005 on our review of interim financial information of Toyota Motor Credit Corporation (the “Company”) as of and for the three-month and six-month periods ended September 30, 2005 and included in the Company’s quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 (Nos. 333-103406, 333-103406-01 and 333-113680).

Yours very truly,

/S/ PRICEWATERHOUSECOOPERS LLP

Los Angeles, California